SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    Form 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  -------------

       Date of Report (Date of earliest event reported) November 18, 1999

                                   CULP, INC.

             (Exact name of registrant as specified in its charter)


        North Carolina              0-12781                     56-1001967
(State or other jurisdiction  (Commission File No.)           (IRS Employer
    of incorporation)                                       Identification No.)



                              101 South Main Street
                        High Point, North Carolina 27260
                    (Address of principal executive offices)
                                 (336) 889-5161
              (Registrant's telephone number, including area code)





          (Former name or former address, if changed since last report)

Item 5. Other Events

See attached Press Release (3 pages) and Financial Information Release (10 pages), both dated November 18, 1999, related to the fiscal 2000 second quarter ended October 31, 1999.

Forward Looking Information. This Report contains statements that could be deemed "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the Company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Because of the significant percentage of the Company's sales derived from international shipments, strengthening of the U. S. dollar against other currencies could make the Company's products less competitive on the basis of price in markets outside the United States. Additionally, economic and political instability in international areas could affect the demand for the Company's products.



                                                      SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CULP, INC.
                                                     (Registrant)


                                            By:       Phillip W. Wilson
                                                      Vice President and
                                                      Chief Financial Officer






Dated:   November 18, 1999

FOR IMMEDIATE RELEASE

                     CULP REPORTS SECOND QUARTER NET INCOME
                             ----------------------
          EARNINGS GAIN REFLECTS CONTINUED IMPROVEMENT IN PROFITABILITY

HIGH POINT, N. C. (Nov. 18, 1999) - Culp, Inc. (NYSE: CFI) today reported results for the second quarter and first six months of its 2000 fiscal year.

     For the three months ended October 31, 1999, Culp reported net sales increased to $129.5 million compared with $128.2 million a year ago. The company reported net income for the quarter of $3.2 million, or $0.27 per share diluted, compared with $1.3 million, or $0.10 per share diluted, in the year-earlier period.

     The results for the second quarter brought net sales for the first half of fiscal 2000 to $245.5 million compared with $238.8 million a year ago. The company reported net income for the first half of $4.8 million, or $0.39 per share diluted, compared with a net loss of $1.3 million, or $0.10 per share diluted, in the year-earlier period.

     "We had expected that the results for our second fiscal quarter would signal continued bottom-line progress for Culp," said Robert G. Culp, III, chief executive officer. "The gains not only for the quarter but also for the first half provide gratifying endorsement of the changes made over the past year to establish sustained, positive momentum in sales and achieve improved operating productivity. We are confident about the potential for further improvement and recognize the importance of maintaining these initiatives."

     "An ongoing focus for Culp is developing closer working partnerships with customers. We are finding that our vertical integration is an important asset in that regard. Culp's control over more of the steps in manufacturing upholstery fabrics and ticking complements the breadth of our product lines. Our increased capacity for producing yarn is proving to be especially valuable. A majority of the yarn we produce through the Culp Yarn operations is now being used by our own fabric divisions. Although this internalization is affecting the year-to-year comparisons in net sales, having our own yarn facilities is assisting our efforts to provide manufacturers with fashionable designs that enhance the value of their furniture in the retail marketplace."

     Culp added, "We are continuing to realize gains in Culp's fundamental competitive position. Industry trends appear generally favorable at this time although most retailers and manufacturers appear to be maintaining close control over inventories. This, in turn, is reducing our lead time for orders which understandably adds uncertainty to the company's results over the near term. We remain committed to the investments necessary to support our longer term expansion. Our capital expenditures for fiscal 2000 are now expected to be more than double the $10.7 million invested during last year. These funds are being used both to modernize and expand the company's manufacturing and distribution capability.

     "We are pleased that our strong financial position is enabling us to fund these capital expenditures and still maintain an ongoing stock repurchase program. During the second quarter, we invested an additional $5.5 million to repurchase our shares. We currently have remaining authorization from the Board of Directors to invest $3.6 million in this program. We believe that these repurchases will prove to be a sound investment of the company's capital."

     Culp, Inc. is one of the world's largest marketers of upholstery fabrics for furniture and is a leading marketer of mattress ticking for bedding. The Company's fabrics are used principally in the production of residential and commercial furniture and bedding products.



                                                     CULP, INC.
                                           Condensed Financial Highlights
                                                     (Unaudited)
                                                                                 Three Months Ended
                                                                   ----------------------------------------------
                                                                      October 31, 1999           November 1, 1998
                                                                      ----------------           ----------------
Net sales                                                         $        129,542,000      $       128,159,000
Net income                                                        $          3,160,000      $         1,307,000
Net income per share:
   Basic                                                          $               0.27      $              0.10
   Diluted                                                        $               0.27      $              0.10
Average shares outstanding:
   Basic                                                                    11,749,000               12,995,000
   Diluted                                                                  11,868,000               13,120,000

                                                                                  Six Months Ended
                                                                    ---------------------------------------------
                                                                       October 31, 1999          November 1, 1998
                                                                       ----------------          ----------------
Net sales                                                          $       245,479,000        $     238,826,000
Net income (loss)                                                  $         4,757,000        $      (1,333,000)
Net income (loss) per share:
   Basic                                                           $              0.40        $           (0.10)
   Diluted                                                         $              0.39        $           (0.10)
Average shares outstanding:
   Basic                                                                    11,906,000               12,998,000
   Diluted                                                                  12,044,000               13,175,000


This release contains statements that could be deemed "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Because of the significant percentage of the company's sales derived from international shipments, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Additionally, economic and political instability in international areas could affect the demand for the company's products. -END-

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
 FOR THE THREE MONTHS AND SIX MONTHS ENDED OCTOBER 31, 1999 AND NOVEMBER 1, 1998

                (Amounts in Thousands, Except for Per Share Data)

                                                                      THREE MONTHS ENDED (UNAUDITED)
                                             ---------------------------------------------------------------------------------

                                                        Amounts                                          Percent of Sales
                                             -------------------------------                       -----------------------------
                                              October 31,     November 1,        % Over
                                                 1999             1998          (Under)               2000            1999
                                             --------------  ---------------  -------------        --------------  -------------
Net sales                                 $        129,542          128,159          1.1 %              100.0 %         100.0 %
Cost of sales                                      105,835          107,685         (1.7)%               81.7 %          84.0 %
                                             --------------  ---------------  -------------        --------------  -------------
         Gross profit                               23,707           20,474         15.8 %               18.3 %          16.0 %

Selling, general and
  administrative expenses                           16,035           15,474          3.6 %               12.4 %          12.1 %
                                             --------------  ---------------  -------------        --------------  -------------
         Income from operations                      7,672            5,000         53.4 %                5.9 %           3.9 %

Interest expense                                     2,484            2,464          0.8 %                1.9 %           1.9 %
Interest income                                        (16)             (19)       (15.8)%               (0.0)%          (0.0)%
Other expense (income), net                            416              604        (31.1)%                0.3 %           0.5 %
                                             --------------  ---------------  -------------        --------------  -------------
         Income before income taxes                  4,788            1,951        145.4 %                3.7 %           1.5 %

Income taxes  *                                      1,628              644        152.8 %               34.0 %          33.0 %
                                             --------------  ---------------  -------------        --------------  -------------

         Net income                       $          3,160            1,307        141.8 %                2.4 %           1.0 %
                                             ==============  ===============  =============        ==============  =============

Net income per share                                 $0.27            $0.10        170.0 %
Net income per share, assuming dilution              $0.27            $0.10        170.0 %
Dividends per share                                 $0.035           $0.035          0.0 %
Average shares outstanding                          11,749           12,995         (9.6)%
Average shares outstanding, assuming dilution       11,868           13,120         (9.5)%


                                                                       SIX MONTHS ENDED (UNAUDITED)
                                             ---------------------------------------------------------------------------------

                                                        Amounts                                          Percent of Sales
                                             -------------------------------                       -----------------------------
                                              October 31,     November 1,        % Over
                                                 1999             1998          (Under)               2000            1999
                                             --------------  ---------------  -------------        --------------  -------------
Net sales                                 $        245,479          238,826          2.8 %              100.0 %         100.0 %
Cost of sales                                      201,360          204,741         (1.7)%               82.0 %          85.7 %
                                             --------------  ---------------  -------------        --------------  -------------
         Gross profit                               44,119           34,085         29.4 %               18.0 %          14.3 %

Selling, general and
  administrative expenses                           31,073           29,947          3.8 %               12.7 %          12.5 %
                                             --------------  ---------------  -------------        --------------  -------------
         Income from operations                     13,046            4,138        215.3 %                5.3 %           1.7 %

Interest expense                                     4,900            4,825          1.6 %                2.0 %           2.0 %
Interest income                                        (33)             (72)       (54.2)%               (0.0)%          (0.0)%
Other expense (income), net                            971            1,374        (29.3)%                0.4 %           0.6 %
                                             --------------  ---------------  -------------        --------------  -------------
         Income (loss) before income                 7,208           (1,989)       462.4 %                2.9 %          (0.8)%
         taxes

Income taxes  *                                      2,451             (656)       473.6 %               34.0 %          33.0 %
                                             --------------  ---------------  -------------        --------------  -------------

         Net income (loss)                $          4,757           (1,333)       456.9 %                1.9 %          (0.6)%
                                             ==============  ===============  =============        ==============  =============

Net income (loss) per share                          $0.40           ($0.10)       500.0 %
Net income (loss) per share, assuming dilution       $0.39           ($0.10)       490.0 %
Dividends per share                                  $0.07            $0.07          0.0 %
Average shares outstanding                          11,906           12,998         (8.4)%
Average shares outstanding, assuming dilution       12,044           13,175         (8.6)%


 * Percent of sales column is calculated as a % of income (loss) before income taxes.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                           CONSOLIDATED BALANCE SHEETS
               OCTOBER 31, 1999, NOVEMBER 1, 1998 AND MAY 2, 1999
                                    Unaudited
                             (Amounts in Thousands)

                                                              Amounts                             Increase
                                               ---------------------------------------
                                                   October 31,        November 1,                (Decrease)                * May 2,
                                                                                     ---------------------------------
                                                      1999                1998            Dollars         Percent           1999
                                               --------------------  ---------------  ----------------    -------------  -----------

Current assets
       Cash and cash investments             $                 790            1,177              (387)       (32.9)%             509
       Accounts receivable                                  69,749           72,998            (3,249)        (4.5)%          70,503
       Inventories                                          78,234           72,392             5,842          8.1 %          67,070
       Other current assets                                  8,865            7,230             1,635         22.6 %           9,633
                                               --------------------  ---------------  ----------------   -------------  ------------
                  Total current assets                     157,638          153,797             3,841          2.5 %         147,715

Restricted investments                                       1,085            3,409            (2,324)       (68.2)%           3,340
Property, plant & equipment, net                           124,318          126,050            (1,732)        (1.4)%         123,310
Goodwill                                                    50,571           54,433            (3,862)        (7.1)%          51,269
Other assets                                                 5,064            4,333               731         16.9 %           4,978
                                               --------------------  ---------------  ----------------   -------------  ------------

                  Total assets               $             338,676          342,022            (3,346)        (1.0)%         330,612
                                               ====================  ===============  ================   =============  ============



Current liabilities
       Current maturities of long-term debt $                1,678            1,678                 0          0.0 %           1,678
       Accounts payable                                     38,427           32,640             5,787         17.7 %          25,687
       Accrued expenses                                     22,947           17,143             5,804         33.9 %          21,026
       Income taxes payable                                  1,786                0             1,786        100.0 %               0
                                              --------------------  ---------------  ----------------    -------------  ------------
                  Total current liabilities                 64,838           51,461            13,377         26.0 %          48,391

Long-term debt                                             133,875          150,210           (16,335)       (10.9)%         140,312

Deferred income taxes                                       14,583           11,227             3,356         29.9 %          14,583
                                              --------------------  ---------------  ----------------    -------------  ------------
                  Total liabilities                        213,296          212,898               398          0.2 %         203,286

Shareholders' equity                                       125,380          129,124            (3,744)        (2.9)%         127,326
                                              --------------------  ---------------  ----------------    -------------  ------------
                  Total liabilities and
                    shareholders' equity    $              338,676          342,022            (3,346)        (1.0)%         330,612
                                              ====================  ===============  ================    =============  ============

Shares outstanding                                          11,320           12,995           (1,675)       (12.9) %          12,079
                                              ====================  ===============  ================    =============  ============


*  Derived from audited financial statements.

                              CULP, INC. FINANCIAL
                               INFORMATION RELEASE
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE SIX MONTHS ENDED OCTOBER 31, 1999 AND NOVEMBER 1, 1998
                                    Unaudited
                             (Amounts in Thousands)


                                                                                               SIX MONTHS ENDED
                                                                                        --------------------------------
                                                                                                    Amounts
                                                                                        --------------------------------
                                                                                         October 31,      November 1,
                                                                                             1999             1998
                                                                                        ---------------  ---------------

Cash flows from operating activities:
     Net income (loss)                                                             $             4,757           (1,333)
     Adjustments to reconcile net income (loss) to net
        cash provided by operating activities:
            Depreciation                                                                         9,516            9,198
            Amortization of intangible assets                                                      798              829
            Changes in assets and liabilities:
                Accounts receivable                                                                754              775
                Inventories                                                                    (11,164)           6,202
                Other current assets                                                               768              578
                Other assets                                                                      (186)             (93)
                Accounts payable                                                                 7,937           (2,395)
                Accrued expenses                                                                 1,921             (793)
                Income taxes payable                                                             1,786           (1,282)
                                                                                        ---------------  ---------------
                    Net cash provided by operating activities                                   16,887           11,686
                                                                                        ---------------  ---------------
Cash flows from investing activities:
     Capital expenditures                                                                      (10,524)          (6,443)
     Purchases of restricted investments                                                           (27)             (66)
     Sale of restricted investments                                                              2,282              678
                                                                                        ---------------  ---------------
                    Net cash used in investing activities                                       (8,269)          (5,831)
                                                                                        ---------------  ---------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt                                                    5,333            2,535
     Principal payments on long-term debt                                                      (11,770)          (6,284)
     Change in accounts payable-capital expenditures                                             4,803           (2,179)
     Dividends paid                                                                               (822)            (910)
     Payments to acquire common stock                                                           (5,901)            (160)
     Proceeds from common stock issued                                                              20                8
                                                                                        ---------------  ---------------
                    Net cash used in financing activities                                       (8,337)          (6,990)
                                                                                        ---------------  ---------------

Increase (decrease) in cash and cash investments                                                   281           (1,135)

Cash and cash investments at beginning of period                                                   509            2,312
                                                                                        ---------------  ---------------

Cash and cash investments at end of period                                         $               790            1,177
                                                                                        ===============  ===============



                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL ANALYSIS
                                OCTOBER 31, 1999


                                           FISCAL 99                            FISCAL 00
                                         -------------   ---------------------------------------------------------   ---------------
                                              Q2              Q1             Q2            Q3            Q4               LTM
                                         -------------   ---------------------------------------------------------   ---------------

INVENTORIES
        Inventory turns                           5.7              5.4            5.5

RECEIVABLES
        Days sales in receivables                  52               45             49
        Percent current & less than 30
          days past due                          94.9%            93.2%         96.7%

WORKING CAPITAL
        Current  ratio                            3.0              3.1            2.4
        Working capital turnover (4)              4.4              4.4            4.4
        Operating working capital (4)        $112,750         $111,222       $109,556

PROPERTY, PLANT & EQUIPMENT
        Depreciation rate                        8.4%             8.0%           7.8%
        Percent property, plant &
          equipment are depreciated             45.0%            49.0%          49.1%
        Capital expenditures                  $10,689 (1)       $2,420         $8,104

PROFITABILITY
        Return on average total capital          4.2%             4.8%           7.3%                                          5.8%
        Return on average equity                 4.1%             5.0%          10.0%                                          7.2%
        Net income per share                    $0.10            $0.13          $0.27                                         $0.75
        Net income per share (diluted)          $0.10            $0.13          $0.27                                         $0.74

LEVERAGE (3)
        Total liabilities/equity               164.9%           155.9%         170.1%
        Funded debt/equity                     115.0%           106.3%         107.2%
        Funded debt/capital employed            53.5%            51.5%          51.7%
        Funded debt                          $148,479         $136,222       $134,468
        Funded debt/EBITDA (LTM) (6)             3.95             3.33           3.08
        EBITDA/Interest expense, net(LTM)         4.2              4.3            4.6


OTHER
        Book value per share                    $9.94           $10.64         $11.08
        Employees at quarter end                4,014            4,050          3,962
        Sales per employee (annualized)      $124,000         $116,000        129,000
        Capital employed (3)                 $277,603         $264,349       $259,848
        Effective income tax rate               33.0%            34.0%          34.0%
        EBITDA (2)                             $9,649           $9,977        $12,412                                       $43,445
        EBITDA/net sales                         7.5%             8.6%           9.6%                                          8.9%


  (1) Expenditures for entire year
  (2) Earnings before interest, income taxes, and depreciation & amortization.
  (3) Long-term debt, funded debt and capital employed are all net of restricted investments.
  (4) Working capital for this calculation is accounts receivable, inventories and accounts payable.
  (5) LTM represents "Latest Twelve Months"
  (6) EBITDA includes capitalized interest and pro forma amounts for acquisitions.


                    CULP, INC. FINANCIAL INFORMATION RELEASE
                            SALES BY SEGMENT/DIVISION
 FOR THE THREE MONTHS AND SIX MONTHS ENDED OCTOBER 31, 1999 AND NOVEMBER 1, 1998


                             (Amounts in thousands)

                                                            THREE MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------

                                                Amounts                                Percent of Total Sales
                                       --------------------------                    ----------------------------
                                       October 31,   November 1,        % Over
Segment/Division                          1999          1998           (Under)           2000            1999
------------------------------------   ------------  ------------   ---------------  -------------   ------------
Upholstery Fabrics
    Culp Decorative Fabrics         $       56,897        59,573        (4.5)%          43.9 %          46.5 %
    Culp Velvets/Prints                     41,783        38,728         7.9 %          32.3 %          30.2 %
    Culp Yarn                                4,358         6,367       (31.6)%           3.4 %           5.0 %
                                       ------------  ------------   ---------------  -------------   ------------
                                           103,038       104,668        (1.6)%          79.5 %          81.7 %

Mattress Ticking
    Culp Home Fashions                      26,504        23,491        12.8 %          20.5 %          18.3 %
                                       ------------  ------------   ---------------  -------------   ------------

                                  * $      129,542       128,159         1.1 %         100.0 %         100.0 %
                                       ============  ============   ===============  =============   ============


                                                             SIX MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------

                                                Amounts                                Percent of Total Sales
                                       --------------------------                    ----------------------------
                                       October 31,   November 1,        % Over
Segment/Division                          1999          1998           (Under)        2000            1999
------------------------------------   ------------  ------------   ---------------  -------------   ------------
Upholstery Fabrics
    Culp Decorative Fabrics         $      107,413       111,018        (3.2)%          43.8 %          46.5 %
    Culp Velvets/Prints                     77,992        68,722        13.5 %          31.8 %          28.8 %
    Culp Yarn                                8,487        12,963       (34.5)%           3.5 %           5.4 %
                                       ------------  ------------   ---------------  -------------   ------------
                                           193,892       192,703         0.6 %          79.0 %          80.7 %

Mattress Ticking
    Culp Home Fashions                      51,587        46,123        11.8 %          21.0 %          19.3 %
                                       ------------  ------------   ---------------  -------------   ------------

                                  * $      245,479       238,826         2.8 %         100.0 %         100.0 %
                                       ============  ============   ===============  =============   ============


* U.S. sales were $97,216 and $94,472 for the second quarter of fiscal 2000 and fiscal 1999, respectively; and $189,340 and $178,782 for the six months of fiscal 2000 and fiscal 1999, respectively. The percentage increase in U.S. sales was 2.9% for the second quarter and an increase of 5.9% for the six months.


                    CULP, INC. FINANCIAL INFORMATION RELEASE
                     INTERNATIONAL SALES BY GEOGRAPHIC AREA
 FOR THE THREE MONTHS AND SIX MONTHS ENDED OCTOBER 31, 1999 AND NOVEMBER 1, 1998


                                                (Amounts in thousands)

                                                               THREE MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------------

                                                  Amounts                                   Percent of Total Sales
                                       -------------------------------                   ------------------------------
                                        October 31,      November 1,       % Over
         Geographic Area                    1999            1998           (Under)           2000             1999
----------------------------------     ---------------  --------------  --------------   -------------     ------------
North America (Excluding USA)     $             9,912           8,502       16.6 %           30.7 %           25.2 %
Europe                                          6,069           7,223      (16.0)%           18.8 %           21.4 %
Middle East                                     8,960          10,060      (10.9 %           27.7 %           29.9 %
Far East & Asia                                 5,357           5,435       (1.4)%           16.6 %           16.1 %
South America                                     630           1,238      (49.1)%            1.9 %            3.7 %
All other areas                                 1,398           1,229       13.8 %            4.3 %            3.6 %
                                       ---------------  --------------  --------------   -------------     ------------

                                  $            32,326          33,687       (4.0)%          100.0 %          100.0 %
                                       ===============  ==============  ==============   =============     ============


                                                                SIX MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------------

                                                  Amounts                                   Percent of Total Sales
                                       -------------------------------                   ------------------------------
                                        October 31,      November 1,       % Over
         Geographic Area                    1999            1998           (Under)           2000             1999
----------------------------------     ---------------  --------------  --------------   -------------     ------------
North America (Excluding USA)     $            17,588          15,755       11.6 %           31.3 %           26.2 %
Europe                                          8,998          10,906      (17.5)%           16.0 %           18.2 %
Middle East                                    15,952          18,360      (13.1)%           28.4 %           30.6 %
Far East & Asia                                 9,666          10,303       (6.2)%           17.2 %           17.2 %
South America                                   1,250           2,238      (44.1)%            2.2 %            3.7 %
All other areas                                 2,685           2,482        8.2 %            4.8 %            4.1 %
                                       ---------------  --------------  --------------   -------------     ------------

                                  $            56,139          60,044       (6.5)%          100.0 %          100.0 %
                                       ===============  ==============  ==============   =============     ============


International sales, and the percentage of total sales, for each of the last five fiscal years follows: fiscal 1995-$57,971 (19%); fiscal 1996-$77,397 (22%);
fiscal 1997-$101,571 (25%); fiscal 1998-$137,223 (29%); and fiscal 1999-$113,354
(23%). International sales for the second quarter represented 25.0% and 26.3% for 2000 and 1999, respectively. Year-to-date international sales represented 22.9% and 25.1% of total sales for 2000 and 1999, respectively.

                                   Culp, Inc.
                   SALES BY SEGMENT/DIVISION - TREND ANALYSIS
                              1998 vs 1999 vs 2000
                                    Unaudited
                             (Amounts in thousands)

                                            Fiscal 1998                                     Fiscal 1999
                           ----------------------------------------------  ----------------------------------------------
    Segment/Division          Q1       Q2        Q3       Q4     TOTAL        Q1       Q2       Q3       Q4      TOTAL
-------------------------
Upholstery Fabrics
    Culp Decorative Fabrics  39,814    56,781   53,415   60,155  210,165      51,445  59,573   50,520   60,520   222,058
    Culp Velvets/Prints      38,397    43,928   44,020   45,044  171,389      29,994  38,728   34,949   40,402   144,073
    Culp Yarn                     -         -      761    7,115    7,876       6,596   6,367    4,088    4,462    21,513
                           ----------------------------------------------  ----------------------------------------------
                             78,211   100,709   98,196  112,314  389,430      88,035 104,668   89,557  105,384   387,644

Mattress Ticking
    Culp Home Fashions       21,287    22,217   20,261   23,520   87,285      22,632  23,491   22,536   26,781    95,440
                           ----------------------------------------------  ----------------------------------------------

                             99,498   122,926  118,457  135,834  476,715     110,667 128,159  112,093  132,165   483,084
                           ==============================================  ==============================================


                                Percent increase(decrease) from prior year:
    Segment/Division
-------------------------

Upholstery Fabrics
    Culp Decorative Fabrics      2.2      24.2     35.8     37.7     25.3        29.2     4.9     (5.4)     0.6       5.7
    Culp Velvets/Prints         10.1       9.2      9.0      9.9      9.5       (21.9)  (11.8)   (20.6)   (10.3)    (15.9)
    Culp Yarn                      -         -    100.0    100.0    100.0       100.0   100.0    437.2    (37.3)    173.1
                            ----------------------------------------------  ----------------------------------------------
                                 5.9      17.2     23.2     32.6     20.1        12.6     3.9     (8.8)    (6.2)     (0.5)

Mattress Ticking
    Culp Home Fashions          27.5      15.4     14.2     12.0     16.9         6.3     5.7     11.2     13.9       9.3
                            ----------------------------------------------  ----------------------------------------------

                                 9.9      16.8     21.5     28.5     19.5        11.2     4.3     (5.4)    (2.7)      1.3
                            ==============================================  ==============================================

  Overall Growth Rate

Internal (without acquisitions)  9.9       6.6      9.2     11.6      9.3        (4.6)   (0.9)    (8.5)    (2.7)     (4.1)
External                           -      10.2     12.3     16.9     10.2        15.8     5.2      3.1        -       5.4
                            ----------------------------------------------  ----------------------------------------------

                                 9.9      16.8     21.5     28.5     19.5        11.2     4.3     (5.4)    (2.7)      1.3
                            ==============================================  ==============================================


                                   Culp, Inc.
                   SALES BY SEGMENT/DIVISION - TREND ANALYSIS
                              1998 vs 1999 vs 2000
                                    Unaudited
                             (Amounts in thousands)

                                              Fiscal 2000
                             -----------------------------------------------
    Segment/Division            Q1        Q2        Q3        Q4     TOTAL
-------------------------
Upholstery Fabrics
    Culp Decorative Fabrics     50,516    56,897                    107,413
    Culp Velvets/Prints         36,209    41,783                     77,992
    Culp Yarn                    4,129     4,358                      8,487
                             -----------------------------------------------
                                90,854   103,038                    193,892

Mattress Ticking
    Culp Home Fashions          25,083    26,504                     51,587
                             -----------------------------------------------

                               115,937   129,542                    245,479
                             ===============================================


                           Percent increase(decrease) from prior year:
    Segment/Division
-------------------------

Upholstery Fabrics
    Culp Decorative Fabrics        (1.8)     (4.5)                      (3.2)
    Culp Velvets/Prints            20.7       7.9                       13.5
    Culp Yarn                     (37.4)    (31.6)                     (34.5)
                              -----------------------------------------------
                                    3.2      (1.6)                       0.6

Mattress Ticking
    Culp Home Fashions             10.8      12.8                       11.8
                              -----------------------------------------------

                                    4.8       1.1                        2.8
                              ===============================================

  Overall Growth Rate

Internal (without acquisitions)    4.8       1.1                        2.8
External                             -         -                          -
                             ================================================
                                   4.8       1.1                        2.8
                             ================================================


                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
 for the three and six month periods ended October 31, 1999 and November 1, 1998


INCOME STATEMENT COMMENTS

     GENERAL - For the second quarter, net sales increased 1.1% to $129.5 million; and net income amounted to $3.2 million, or $0.27 per share diluted, versus $1.3 million, or $0.10 per share diluted, a year ago. For the six months ended October 31, 1999, net sales increased 2.8% to $245.5 million; and net income amounted to $4.8 million, or $0.39 per share diluted, compared with a net loss of $1.3 million, or $0.10 per share diluted, in the year-earlier period.

     The company's strategic plan encompasses several competitive initiatives:

     Broad Product Offering - continuing to market one of the broadest product lines in upholstery fabrics and mattress ticking. Through its extensive manufacturing capabilities, the company competes in every major category except leather;

     Diverse Global Customer Base - increasing its penetration into other end-use markets in addition to U.S. residential furniture, such as bedding, international, commercial furniture and juvenile furniture. The company has long-standing relationships with most major upholstery furniture manufacturers, but is not reliant on a single customer or a small group of dominant customers. No one customer accounted for more than 9% of net sales during the second quarter of fiscal 2000;

     Design Innovation - continuing to invest in the design of upholstery fabrics and ticking with appealing patterns and textures. An integral component of the value Culp provides to customers is supplying fabrics that are fashionable and meet current consumer preferences. The company's principal design resources are consolidated in a single facility that provides advanced CAD systems and promotes a sharing of innovative designs among the divisions;

     Vertical Integration - operating as a vertically integrated manufacturer and taking advantage of economies that can be gained by producing the raw material components that are used in the manufacture of its products; and

     Additional Acquisitions - investing in selective acquisitions complementary to existing segments.

     NET SALES - Compared with the second quarter of last year, upholstery fabric sales decreased 1.6% to $103.0 million and mattress ticking sales increased 12.8% to $26.5 million (See Sales by Segment/Division schedule on Page 5 and Sales by Segment/Division - Trend Analysis on Page 7). International sales were down 4.0% for the quarter.

     During the first quarter of fiscal 1999, the company implemented a major reorganization from six business units to four divisions. This new corporate alignment grouped related operations together and was accompanied by several changes in managerial positions. The company believes that benefits of this move have included improved customer service, more effective use of design resources and increased manufacturing efficiency. Aided by these factors, the company has achieved higher sales of upholstery fabrics to U.S.-based accounts in the first half of fiscal 2000. Most of these gains have been offset by a continued decline in international sales. The trend of weakness in international sales, which the company believes has also affected other manufacturers of upholstery fabrics, has persisted since the close of fiscal 1998. During fiscal 1999, the company took steps to mitigate the impact of this industry-wide trend by significantly curtailing production schedules for certain international-targeted fabrics, introducing a new line of printed cotton upholstery fabrics and shifting its marketing focus to geographic areas where demand appeared more favorable. The company has a diversified global base of customers and is seeking to broaden that further to minimize exposure to economic uncertainties in any geographic area.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
 for the three and six month periods ended October 31, 1999 and November 1, 1998



     The company benefited in the second quarter from increased sales by Culp Home Fashions (primarily mattress ticking) which has experienced a long-term pattern of expansion. Culp's growth in mattress ticking continues to be driven by the introduction of new designs and fabric constructions as well as the advantages of the company's vertical integration. In particular, the ability to manufacture the jacquard greige (or unfinished) goods that are then printed to produce mattress ticking has aided Culp in meeting faster delivery schedules and providing improved overall customer service.


     GROSS PROFIT - Gross profit for the second quarter increased 15.8% to $23.7 million and increased as a percentage of net sales from 16.0% to 18.3%. The increase was due principally to the actions that the company took during fiscal 1999, including a significant reduction in the capacity for manufacturing printed flock fabrics and an intense effort to reduce operating expenses and raise productivity.


     S,G&A EXPENSES - S,G&A expenses for the second quarter increased as a percentage of sales to 12.4% from 12.1% for the year-earlier period. The increase principally reflects higher costs related to resources for the design of new fabrics and information systems, as well as other increased operating expenses intended to support a higher level of sales.


     INTEREST EXPENSE - Interest expense of $2.5 million for the second quarter was unchanged from a year ago even though the company had lower average borrowings outstanding. The lower level of borrowings was offset by lower capitalized interest related to capital expenditures and higher average interest rates.


     OTHER EXPENSE (INCOME), NET - Other expense (income) totaled $416,000 compared with $604,000 a year ago. The decrease is principally due to higher investment income on the assets related to the nonqualified deferred compensation plan.

     INCOME TAXES - The effective tax rate for the quarter was 34.0%, up slightly from 33.0% for the same quarter of last year.

     EBITDA - Due principally to the increase in net income, EBITDA for the second quarter increased to $12.4 million compared with $9.6 million a year ago.


BALANCE SHEET COMMENTS

     WORKING CAPITAL - Accounts receivable as of October 31, 1999 decreased 4.5% from the year-earlier level. Days sales outstanding decreased to 49 days at October 31, 1999 compared with 52 a year ago. Additionally, the aging of accounts receivable was 96.7% current and less than 30 days past due versus 94.9% at November 1, 1998. Inventories at the close of the second quarter increased $5.8 million or 8.1% from November 1, 1998. Inventory turns for the second quarter were 5.5 versus 5.7 for the second quarter of fiscal 1999. The increase in inventories is primarily attributable to an increase at Culp Home Fashions in order to support the sales growth at this division. Operating working capital (comprised of accounts receivable, inventory and accounts payable) was $109.6 million at October 31, 1999, down 2.8% from a year ago.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
 for the three and six month periods ended October 31, 1999 and November 1, 1998




     PROPERTY, PLANT AND EQUIPMENT - During fiscal 1999 the company reduced its capital spending to $10.7 million compared with $35.9 million in fiscal 1998 because of a focus on improving the results of the considerable investments made during fiscal 1997 and fiscal 1998. The company is committed to investing sufficient funds to modernize and expand its manufacturing resources and is budgeting an increase in capital spending for fiscal 2000 to $23 million. Depreciation for fiscal 2000 is currently estimated to be approximately $20 million.

     LONG-TERM DEBT - The company's funded debt-to-capital ratio was 51.7% at October 31, 1999, compared with 53.5% at November 1, 1998 and 52.1% at May 2, 1999. Funded debt was $134.5 million at October 31, 1999, down from $148.5 million at November 1, 1998 and $138.7 million at May 2, 1999. Funded debt equals long-term debt, including current maturities, less restricted investments, which represent unspent IRB funds. The decrease in funded debt from May 2, 1999 resulted primarily from an operating cash flow of $16.9 million, an increase in accounts payable related to capital expenditures of $4.8 million, offset by capital expenditures of $10.5 million, repurchases of common stock of $5.9 million and dividends paid of $0.8 million.


STOCK REPURCHASE

     In separate authorizations in June 1998, March 1999 and September 1999, the Board of Directors authorized the use of a total of $15.0 million to repurchase the company's common stock. During fiscal 1999, the company repurchased 938,600 shares at an average price of $5.90 per share under these authorizations. During the first half of fiscal 2000, the company repurchased 766,300 shares at an average price of $7.70 per share.